UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

Partners Bancorp

(Exact name of registrant as specified in its charter)

Maryland	033-21202	52-1559535
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2245 Northwood Drive, Salisbury, Maryland 21801

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 548-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PTRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2021, the Board of Directors of Partners Bancorp (the “Company”) appointed Michael W. Clarke to serve as a member of the Board of Directors of the Company, effective February 8, 2021. Mr. Clarke is not currently expected to be appointed to serve on any committee of the Board of Directors of the Company. In addition, on January 27, 2021, the Board of Directors of Virginia Partners Bank (the “Bank”), one of the Company’s two wholly-owned subsidiaries, appointed Mr. Clarke to serve as a member of the Bank’s Board of Directors, effective January 27, 2021. In connection with his appointment to the Bank’s Board of Directors, the Bank’s Board of Directors has appointed Mr. Clarke to serve as a member of the Bank’s Directors Loan and Governance and Nominating committees. In addition to his service as a director of the Company and the Bank, Mr. Clarke will also provide consulting services to the Bank to support the Bank’s expansion efforts into the Greater Washington and Northern Virginia markets, a geography in which Mr. Clarke has substantial experience.

Mr. Clarke, age 59, brings over 35 years of experience in the skilled front-line delivery of banking products, credit risk management, corporate finance, capital management and management of banking operations at all levels.  Currently, Mr. Clarke manages a variety of investments in small to mid-sized businesses and serves on a variety of corporate and civic boards. Mr. Clarke is a senior portfolio advisor at FJ Capital Management assisting in the evaluation and management of investments in the U.S. financial services industry. Mr. Clarke also works as a manager of the Graystone Investment Fund, an entity focused on the development and operation of multi-family real estate in Virginia. From February 2019 to January 2021, Mr. Clarke served on the Board of Directors of Atlantic Union Bankshares Corporation and its subsidiary, Atlantic Union Bank. Previously, Mr. Clarke served as President, Chief Executive Officer and a director of Access National Corporation from its formation in 2002 until being acquired by Atlantic Union Bankshares Corporation in February 2019. Mr. Clarke also previously served as Chief Executive Officer and a director of Access National Bank, the subsidiary of Access National Corporation, from its organization in 1999 until February 2019, and as President of Access National Bank from its organization in 1999 until June 2016. Prior to joining Access National Bank, Mr. Clarke served as Chief Credit Officer of Patriot National Bank, or Patriot, in Vienna, Virginia, from its inception in 1990 until the company was sold in 1997 and remained with the successor, United Bank, in the same capacity through 1998. Prior to joining Patriot, Mr. Clarke was Vice President of commercial lending at Crestar Bank in Alexandria, Virginia, from 1985 to 1989. Mr. Clarke graduated from Virginia Tech with a B.S. degree in finance and marketing and actively serves as a volunteer board member on numerous related organizations. Mr. Clarke’s active and past roles include: Virginia Tech Foundation Board of Directors (Audit Chair); Board of Virginia Bankers Association; Board of Business Finance Group (an SBA Certified Development Company); Advisory Board of Salem Halifax Capital Partners; Chairman, Greater Reston Chamber of Commerce; Founding Member & Chair of the IncSpire Business Incubator; Chair of the Finance Advisory Board at Virginia Tech; Chair & Treasurer of the Adult Community Education Foundation; and President of The Pamplin College of Business Advisory Council.

The Board of Directors of the Company has determined that Mr. Clarke is “independent” as defined under the listing rules of the NASDAQ Stock Market. There are no family relationships between Mr. Clarke and any director or executive officer of the Company. Further, there are no arrangements or understandings between Mr. Clarke and any other persons or entities pursuant to which Mr. Clarke was appointed as a director of the Company. In addition, there are no transactions involving Mr. Clarke and the Company that require disclosure under Item 404(a) of Regulation S-K.

Mr. Clarke is entitled to receive total compensation of $120,000 per year for his service as a director of the Company and the Bank and for his service as a consultant to the Bank. The compensation received by Mr. Clarke for his service as a non-employee director of the Company will consist of an annual cash retainer, which is currently $5,000, and meeting fees, currently paid at the rate of $400 for each meeting of the Company Board of Directors, consistent with the compensation received by the other members of the Board of Directors of the Company. The compensation received by Mr. Clarke for his service as a non-employee director of the Bank will consist of an annual cash retainer, which is currently $6,000, and meeting fees, currently paid at the rate of $600 for each meeting of the Bank Board of Directors and $300 for each meeting of a Bank committee, consistent with the compensation received by the other members of the Board of Directors of the Bank. In addition, the Bank will pay Mr. Clarke a consulting fee for his services to the Bank to support the Bank’s expansion efforts into the Greater Washington and Northern Virginia markets. The amount of the consulting fee paid by the Bank each year will be equal to the difference between $120,000 and the combined compensation Mr. Clarke earns as a director of the Company and the Bank for that year. A description of the compensation payable to members of the Board of Directors of the Company and the Bank is set forth under the heading “Director Compensation” in the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2020 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERS BANCORP
(Registrant)

By:	/s/ Lloyd B. Harrison, III
Name: Lloyd B. Harrison, III
Title: Chief Executive Officer

Dated: February 12, 2021